9 Meters Biopharma, Inc. Appoints Michael Rice to Board of Directors

RALEIGH, NC / ACCESSWIRE / March 1, 2021 / 9 Meters Biopharma, Inc. (NASDAQ:NMTR), a clinical-stage rare and unmet needs-focused gastroenterology company, announced today the Company has appointed Michael Rice to its board of directors.

Mr. Rice is the president and co-founder of LifeSci Advisors, a life sciences investor relations consultancy, and the co-founder of LifeSci Capital, a research-driven investment bank. Previously, Michael was the co-head of health care investment banking at Canaccord Adams, where he was involved in debt and equity financing. Michael was also a Managing Director at ThinkEquity Partners where he was responsible for managing Healthcare Capital Markets, which included structuring and executing numerous transactions, many of which were firsts at ThinkEquity. Prior to that, Michael served as a Managing Director at Bank of America serving large hedge funds and private equity healthcare funds and earlier, he was a Managing Director at JPMorgan/Hambrecht & Quist.

"We are thrilled to add Mike’s seasoned perspective and trusted guidance to the board," said Dr. Mark Sirgo, chairman of the board of directors of 9 Meters. “Mike’s long history of serving emerging biopharmaceutical companies along with his ongoing capital markets knowledge will be invaluable to 9 Meters as the company drives its clinical programs in celiac and short bowel disease towards commercialization."

Mr. Rice added, “I have great respect for the 9 Meters team’s work to serve people living with serious gastrointestinal diseases, and I place my utmost confidence in the science and corporate leadership underlying the company’s growth strategy. I look forwarded in helping to guide the company behind their strategy to become a major player in the GI space.”

About 9 Meters Biopharma
9 Meters Biopharma, Inc. ("the Company") is a rare and unmet needs-focused gastroenterology company. The Company is advancing NM-002, a proprietary long-acting GLP-1 agonist into a Phase 2 trial for short bowel syndrome (SBS), a rare, orphan disease, as well as larazotide, a Phase 3 tight junction regulator being evaluated for patient-reported symptom improvement in non-responsive celiac disease.
For more information, please visit www.9meters.com or follow 9 Meters on Twitter and LinkedIn.

Forward-looking Statements
This press release includes forward-looking statements based upon the Company's current expectations. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation: (i) uncertainties associated with the clinical development and regulatory approval of product candidates; (ii) risks related to the inability of the Company to obtain sufficient additional capital to continue to advance these product candidates and its preclinical programs; (iii) uncertainties in obtaining successful clinical results for product candidates and unexpected costs that may result therefrom; (iv) risks related to the failure to realize any value from product candidates and preclinical programs being developed and anticipated to be developed in light of inherent risks and difficulties involved in successfully bringing product candidates to market; (v) the impact of COVID-19 on our operations, clinical trials or future financings and (vi) risks associated with the possible failure to realize certain anticipated benefits of the Company's recent merger and the Naia acquisition, including with respect to future financial and operating results. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements because of these risks and uncertainties. These and other risks and uncertainties are more fully described in periodic filings with the SEC, including the factors described in the section entitled "Risk Factors" in the Company's. Annual Report on Form 10-K for the year ended December 31, 2019, Form 10-Q for the quarter ended September 30, 2020 and in other filings that the Company has made and future filings the Company will make with the SEC. You should not place undue reliance on these forward-looking statements, which are made only as of the date hereof or as of the dates indicated in the forward-looking statements. The company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Corporate Contacts:

Edward J. Sitar
Chief Financial Officer
9 Meters Biopharma, Inc.
investor-relations@9meters.com
www.9meters.com

Media Contact:

Amy Jobe, Ph.D.
LifeSci Communications, LLC
ajobe@lifescicomms.com
315-879-8192

Investor Contact:

Corey Davis, Ph.D.
LifeSci Advisors, LLC
cdavis@lifesciadvisors.com
212-915-2577